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                                                                       Exhibit 1

                                                                  CONFORMED COPY

                         AMERICAN MEDIA OPERATIONS, INC.

                                  $150,000,000

                    8 7/8 Senior Subordinated Notes due 2011

                               PURCHASE AGREEMENT

                                January 16, 2003

J.P. MORGAN SECURITIES INC.
BEAR, STEARNS & CO. INC.
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017


Ladies and Gentlemen:

         American Media Operations, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 8 7/8 Senior Subordinated Notes due 2011 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of January 23, 2003 (the "Indenture"), among the Company, the subsidiaries of the Company listed on the signature pages hereof and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"). The Securities will be guaranteed on an unsecured senior subordinated basis by the Company's existing subsidiaries listed on the signature pages hereto (the "Existing Guarantors") and by Weider Publications, LLC ("Weider Publications") and SYL Communications ("SYL" and, together with Weider Publications, the "Weider Guarantors"). The Existing Guarantors and the Weider Guarantors are collectively referred to herein as the "Guarantors". The Company and the Guarantors hereby confirm their agreement with J.P. Morgan Securities Inc. ("JPMorgan") and Bear, Stearns & Co. Inc. ("Bear Stearns" and, together with JPMorgan, the "Initial Purchasers") concerning the purchase of the Securities from the Company by the several Initial Purchasers.

         The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated January 3, 2003 (such preliminary offering memorandum, including any information incorporated therein by reference, the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (such offering memorandum, including any information incorporated therein by reference, the "Offering Memorandum") setting forth and incorporating by reference information concerning the Company and the Securities. The Preliminary Offering Memorandum and the Offering Memorandum will incorporate by reference the items titled "Financial Statements and Supplementary Data," "Executive Compensation" and
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                                                                               2

"Security Ownership of Certain Beneficial Owners and Management" from the Company's Annual Report on Form 10-K for the fiscal year ended March 25, 2002, and "Financial Statements" and "Quantitative and Qualitative Disclosures About Market Risk" from the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 23, 2002, filed with the Securities and Exchange Commission (the "Commission") on June 14, 2002 and November 7, 2002, respectively, and any amendment or supplemental or additional filings made with the Commission in the future (collectively, the "SEC Reports"). Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include any amendment or supplement thereto, and any amendment or supplemental or additional filing made with the Commission in the future, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

         The Company and EMP Group L.L.C. (the "LLC") entered into a Purchase and Contribution Agreement (the "Acquisition Agreement"), dated as of November 26, 2002, with Weider Health and Fitness, Weider Health and Fitness, LLC, Weider Interactive Networks, Inc. ("WIN") and Weider Publications, a newly formed company to which the magazine publishing business of Weider Publications, Inc. ("WPI") and WIN will be contributed prior to the Closing Date, pursuant to which the Company has agreed, subject to certain conditions, to purchase all of the equity interests of Weider Publications (the "Acquisition"). On the Closing Date, in connection with the Acquisition, (i) Weider Publications will enter into an Asset Contribution Agreement with WPI and WIN (the "Contribution Agreement"), (ii) Weider Publications will enter into a Trademark Licensing Agreement with Weider Health and Fitness (the "Trademark Agreement"), (iii) Weider Publications will enter into an Athlete Endorsement Cooperative Agreement with Weider Health and Fitness (the "Endorsement Agreement"), (iv) Weider Publications will enter into a Services Agreement with Weider Health and Fitness (the "Services Agreement") and (v) Weider Publications will enter into an Advertising Agreement with Weider Nutrition International, Inc. and Weider Health and Fitness (the "Advertising Agreement" and, together with the Acquisition Agreement, the Contribution Agreement, the Trademark Agreement, the Endorsement Agreement and the Services Agreement, the "Primary Acquisition Documents"). The foregoing transactions, together with all other transactions contemplated by the Primary Acquisition Documents, are referred to herein as the "Acquisition Transactions." The term "Subsidiaries" means all subsidiaries of the Company after giving effect to the Acquisition.

         Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Commission (a) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes of the Company (the "Exchange Securities") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (b) under certain circumstances, a
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                                                                               3

shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum. References to information or data "contained in", "included in" or "described in" the Preliminary Offering Memorandum or the Offering Memorandum includes information incorporated by reference from the SEC Reports.

         1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors represent and warrant to, and agree with, the Initial Purchasers on and as of the date hereof (except with respect to any representation and warranty that speaks as of the Closing Date) and the Closing Date (as defined in Section 3) after giving effect to the Acquisition Transactions that:

            (a) Each of the Preliminary Offering Memorandum (including the SEC Reports) and the Offering Memorandum (including the SEC Reports), as of their respective dates, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

            (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

            (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (d) The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to
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      conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). Weider Publications is a newly formed limited liability company that has been formed solely for the purpose of engaging in the Acquisition Transactions and has not engaged in any other business or operations and does not have any material liabilities, other than those assumed or incurred in connection with the Acquisition Transactions.

            (e) The Company will have an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; and all of the outstanding shares of capital stock of America Media, Inc., a Delaware corporation and the Company's parent company ("Holdings") and of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as described in the Offering Memorandum under the caption "Description of other indebtedness," are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. All the capital stock (i) of the Company is owned directly by Holdings and (ii) of Holdings is owned directly by the LLC, in each case, except as described in the Offering Memorandum under the caption "Description of other indebtedness," free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. As of the Closing Date, Evercore Capital Partners L.P. has the power to appoint a majority of the managers of the Board of Managers of the LLC.

            (f) The statements set forth under the sections titled (i) "Security Ownership of Certain Beneficial Owners and Management" incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended March 25, 2002 and (ii) "Summary--The transactions," "Certain relationships and related transactions" and "Description of other indebtedness" set forth in the Offering Memorandum insofar as they purport to describe the documents referred to therein constitute a fair summary thereof.

            (g) Holdings, the Company and the Existing Guarantors each have, and, as of the Closing Date, the Weider Guarantors will have, full right, power and authority to execute and deliver, as applicable, this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Credit Agreement dated as of May 7, 1999, as amended and restated as of November 1, 1999, as amended as of February 11, 2002, as amended and restated as of January 23, 2003, among Holdings, the Company, the lenders party thereto and JPMorgan Chase Bank, as administrative agent (the
      "Credit Agreement") and the Primary Acquisition Documents (collectively, the "Transaction Documents"), and to perform their respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation
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      of the transactions contemplated thereby have been, or, in the case of the
      Weider Guarantors, as of the Closing Date will have been, duly and validly taken.

            (h) This Agreement has been, or, in the case of the Weider Guarantors, as of the Closing Date will have been, duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes, or, in the case of the Weider Guarantors, as of the Closing Date will constitute, a valid and legally binding agreement of the Company and each of the Guarantors.

            (i) The Registration Rights Agreement has been, or, in the case of the Weider Guarantors, as of the Closing Date will have been, duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that (i) such enforceability may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and (B) general equitable principles (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (ii) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

            (j) The Indenture has been, or, in the case of the Weider Guarantors, as of the Closing Date will have been, duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (k) The Securities have been, or, in the case of the Weider Guarantors, as of the Closing Date will have been, duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors as guarantors, entitled to the benefits of the Indenture and enforceable against the Company, as issuer, and each of the Guarantors, as guarantors, in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency,
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      fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

            (l) The Credit Agreement has been duly authorized by Holdings and the Company, will be duly executed and delivered by Holdings and the Company as of the Closing Date, and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of Holdings and the Company enforceable against Holdings and the Company in accordance with its terms, except to the extent that such enforceability may be limited by
      (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

            (m) The Acquisition Agreement has been duly authorized, executed and delivered by the Company and, assuming that the Acquisition Agreement is the valid and legally binding agreement of the other parties thereto, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

            (n) The Contribution Agreement, the Trademark Agreement, the Endorsement Agreement, the Services Agreement and the Advertising Agreement will be duly authorized by Weider Publications as of the Closing Date and, when duly executed and delivered by the parties thereto, will constitute valid and legally binding agreements of Weider Publications enforceable against Weider Publications in accordance with their terms, except to the extent that such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

            (o) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

            (p) The execution, delivery and performance by Holdings, the Company and each of the Guarantors of each of the applicable Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and each of the Guarantors with the terms thereof and
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      the consummation of the transactions contemplated by the Transaction
      Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except where such conflict, breach or violation would not, singularly or in the aggregate, have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the limited liability company agreement, operating agreement, charter, by-laws or similar organizational documents, as applicable, of the Company or any of its Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by Holdings, the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement and (iii) the failure to obtain which would not, singularly or in the aggregate, have a Material Adverse Effect.

            (q) Deloitte & Touche LLP ("Deloitte & Touche") are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants
      ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) of the Company incorporated by reference in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary -- Summary historical and pro forma financial information," "Unaudited pro forma financial information," "Selected historical financial information," "Capitalization" and "Management's discussion and analysis of financial condition and results of operations" are derived from the accounting records of the Company and its subsidiaries or WPI and its subsidiaries
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      and WIN, as applicable, and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum under the heading "Unaudited pro forma financial information" has been prepared on a basis consistent with the historical financial statements contained and incorporated by reference in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") to reflect the transactions described in the Offering Memorandum, gives effect to the assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

            (r) Deloitte & Touche are independent certified public accountants with respect to WPI and its subsidiaries and WIN within the meaning of Rule 101 of the AICPA and its interpretations and rulings thereunder. The historical financial statements (including the related notes) of WPI and its subsidiaries and WIN contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements of WPI and its subsidiaries and WIN included in the Offering Memorandum have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated.

            (s) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which,
      (i) singularly or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect or (ii) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (t) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best
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                                                                               9

      knowledge of the Company and each of the Guarantors, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

            (u) None of Holdings, the Company or any of its Subsidiaries is (i) in violation of its limited liability company agreement, operating agreement, charter, by-laws or similar organizational documents, as applicable, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of (ii) and (iii), for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect.

            (v) The Company and each of its Subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except where the revocation or modification of any such license, certificate, authorization or permit, or the failure to renew any such license, certificate, authorization or permit, would not, singularly or in the aggregate, have a Material Adverse Effect.

            (w) The Company and each of its Subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown to be due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

            (x) Neither the Company nor any of its Subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (y) The Company and each of its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses. Neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

            (z) The Company and each of its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and the Company and its Subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

            (aa) The Company and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those (i) described in the Offering Memorandum under the caption "Description of other indebtedness", (ii) which do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (iii) could not reasonably be expected to have a Material Adverse Effect.

            (bb) No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

            (cc) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

      each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its Subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

            (dd) Except as disclosed in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of any toxic, infectious or hazardous substances or wastes by, due to or caused by the Company or any of its Subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as disclosed in the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic, infectious or hazardous substances or wastes with respect to which the Company or any of the Guarantors has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

            (ee) Neither the Company nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ff) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the

      Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (gg) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in Holdings, the Company or any of its Subsidiaries other than those listed on Schedule 1 hereto.

            (hh) Neither the Company nor any of its Subsidiaries owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

            (ii) Except for this Agreement, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

            (jj) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (kk) None of the Company, any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

            (ll) Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

            (mm) None of the Company or any of its affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            (nn) There are no securities of the Company or Holdings registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system other than the Company's 11 5/8 Senior Subordinated Notes due 2004, 10-1/4% Series B Senior Subordinated Notes due 2009 and Holdings' Class A common stock.

            (oo) None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

            (pp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

            (qq) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or management of the Company or any of the Guarantors, whether or not arising in the ordinary course of business,
      (ii) none of the Company or any of the Guarantors has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of the Company or any of the Guarantors has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company or any of the Guarantors, or any dividend or distribution of any kind declared, paid or made by the Company or any of the Guarantors on any class of their respective capital stock.

            (rr) As of the Closing Date, to the best knowledge of the Company,
      (i) neither the Company nor any of its Restricted Subsidiaries (as defined in the Indenture dated as of February 14, 2002 among the Company, the subsidiaries of the Company party thereto and JPMorgan Chase Bank, as trustee (the "Existing Indenture")) will have incurred any indebtedness pursuant to Sections 4.03(b)(v) or (xi) of the Existing Indenture, (ii) the aggregate amount of Restricted Payment (as defined in the Existing

      Indenture) capacity as calculated in accordance with Section 4.04(a)(3) (after giving effect to any deductions required pursuant to Section 4.04(b) of the Existing Indenture and including amounts under Section 4.04(a)(3)(A) of the Existing Indenture up to December 31, 2002 only) will not be less than $54.4 million, (iii) neither the Company nor any of its Restricted Subsidiaries will have made any Restricted Payments pursuant to Sections 4.04(b)(v), (vi)(3) or (ix) of the Existing Indenture and (iv) neither the Company nor any of its Restricted Subsidiaries will have made any Permitted Investments pursuant to clause (k) of the definition of "Permitted Investment" in the Existing Indenture.

            2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers agrees to purchase from the Company, severally and not jointly, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 2 hereto at a purchase price equal to 97.25% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

            (b) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

            (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

            (i) it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributed the Preliminary Offering Memorandum or the Offering Memorandum;

            (ii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act;

            (iii) such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act;

            (iv) none of such Initial Purchaser nor any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and all such persons have complied and will comply with the offering restriction requirements of Regulation S;

            (v) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S"; and

            (vi) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

            (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of the period of six months from the issue date of the Securities, will not offer or sell any Securities to any person in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial

Services and Markets 2000 (the "FMSA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FMSA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

            (e) Each Initial Purchaser, severally and not jointly, agrees that prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

            (f) The Company and each of the Guarantors acknowledge and agree that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to the Initial Purchasers.

            3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on January 23, 2003 or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

            (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as JPMorgan on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by JPMorgan on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

            4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors agree with each of the several Initial Purchasers:

            (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

            (b) to furnish promptly to the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

            (c) prior to filing with the Commission any document that would be incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum prior to the completion of the initial distribution of Securities and prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

            (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

            (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

            (f) for so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of any documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

            (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to take any action which would subject them to service of process or taxation in any jurisdiction;

            (h) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

            (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

            (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum; and not to engage in any directed selling efforts within the meaning of Regulation S; and all such persons will comply with the offering restriction requirements of Regulation S;

            (k) for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement (other than the Exchange Offer Statement or the Shelf Registration Statement) for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its Subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers;

            (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

            (m) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

            (n) in connection with the offering of the Securities, until JPMorgan on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

            (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

            (p) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

            (q) except as contemplated by the Offering Memorandum, to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

            (r) to not take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to
      Section 4(d);

            (s) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings or business affairs (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

            (t) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of proceeds".

            5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company and each of the Guarantors contained herein, to the accuracy of the statements of the Company and each of the Guarantors and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Company and each of the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

            (d) Simpson Thacher & Bartlett, special counsel to the Company, Michael Kahane, General Counsel of the Company, Jorge Colon, Corporate Counsel to the Company, and Bernard Cartoon, General Counsel of Weider Publications, Inc., shall have furnished to the Initial Purchasers their respective written opinions, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annexes B-1, B-2, B-3 and B-4 hereto.

            (e) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

            (f) The Company shall have furnished to the Initial Purchasers letters (the "Initial Letters") of Deloitte & Touche, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth in Annexes C and D hereto.

            (g) The Company shall have furnished to the Initial Purchasers letters (the "Bring-Down Letters") of Deloitte & Touche, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries or WPI and its subsidiaries and WIN, as applicable, within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letters), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letters are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letters.

            (h) The Company and each of the Guarantors shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of their respective chief executive officers and their respective chief financial officers stating that (i) such officers have carefully examined the Offering Memorandum, (ii) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of the Closing Date, the representations and warranties of the Company or the particular Guarantor, as applicable, in this Agreement are true and correct in all material respects, the Company or the particular Guarantor, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and
      (iv) there has been no material adverse change in the financial position or results of operation of the Company or any of its Subsidiaries, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its Subsidiaries taken as a whole.

            (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company and the Guarantors.

            (j) The Indenture shall have been duly executed and delivered by the Company, the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

            (k) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

            (l) The Acquisition Transactions, including the cash equity investment in the Company by the LLC and the funding of the Tranche C-1 Term Loan under the Credit Agreement, shall have been consummated or shall be consummated substantially contemporaneously on the Closing Date in accordance with the Primary Acquisition Documents, the Credit Agreement and all other related documentation as described in the Offering Memorandum.

            (m) If any event shall have occurred that requires the Company under
      Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

            (n) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

            (o) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

            (q) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the

      Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities or preferred stock.

            (r) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Initial Purchasers is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto or any document incorporated by reference therein filed with the Commission after the date hereof).

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

            6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(n), (o), (p), (q) or (r) shall have occurred and be continuing.

            7. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6 (other than pursuant to Section 5(r)), (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement (other than by reason of any failure by the Initial Purchasers to comply with any of its material covenants under this Agreement) or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement (other than pursuant to the failure to satisfy a condition specified in Section 5(r)), the Company and the Guarantors shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities.

            8. Indemnification. (a) The Company and each of the Existing Guarantors and, on and after the Closing Date, the Weider Guarantors, shall jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(a) and Section 9 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Company or the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum (excluding the documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 4(b).

            (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, the Guarantors, their affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(b) and Section 9 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information provided by such Initial Purchaser, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 8(a) or 8(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            The obligations of the Company, the Guarantors and the Initial Purchasers in this Section 8 and in Section 9 are in addition to any other liability that the Company, the Guarantors or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

            9. Contribution. If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company and the Guarantors on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company or the Guarantors on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 8 and 9 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, the Guarantors and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            11. Expenses. The Company and the Guarantors agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Company's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda (including reasonable related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section 11; provided, however, that except as provided in this Section 11 and Section 7, the Initial Purchasers shall pay their own costs and expenses and provided, further, that the Initial Purchasers and the Company shall each pay 50% of the costs of the airplane and any helicopter used for the "road show."

            12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

            13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to : (1) J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Christopher Boege (telecopier no.: (212) 270-1063) and (2) Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Steve Killilea, (telecopier no.:
      (212) 881-9302); or

            (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: John Miley, Chief Financial Officer (telecopier no.: (561) 272-8127);

provided that any notice to an Initial Purchaser pursuant to Section 8(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by JPMorgan.

            14. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

            15. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: the statements concerning the Initial Purchasers contained in the third, tenth, eleventh and twelfth paragraphs under the heading "Plan of distribution."

            16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            17. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof.

                                            Very truly yours,

                                            On behalf of

                                            AMERICAN MEDIA OPERATIONS, INC.
                                            NATIONAL ENQUIRER, INC.
                                            GLOBE EDITORIAL, INC.
                                            GLOBE COMMUNICATIONS, CORP.
                                            STAR EDITORIAL, INC.
                                            NATIONAL EXAMINER, INC.
                                            MIRA! EDITORIAL, INC.
                                            AM AUTO WORLD WEEKLY, INC.
                                            AMERICAN MEDIA CONSUMER
                                                     ENTERTAINMENT INC.
                                            AMERICAN MEDIA CONSUMER MAGAZINE
                                                     GROUP, INC.
                                            AMERICAN MEDIA NEWSPAPER GROUP, INC.
                                            COUNTRY MUSIC MEDIA GROUP, INC.
                                            AMERICAN MEDIA MINI MAGS, INC.
                                            AMERICAN MEDIA DISTRIBUTION &
                                                     MARKETING GROUP, INC.
                                            AMERICAN MEDIA PROPERTY GROUP, INC.
                                            DISTRIBUTION SERVICES, INC.
                                            NDSI, INC.
                                            AMI BOOKS, INC.
                                            AMI FILMS, INC.


                                            By /s/  John Miley
                                               ---------------
                                               Name:
                                               Title:

Accepted:

J.P. MORGAN SECURITIES INC.,
For itself and on behalf of the several
Initial Purchasers listed on Schedule 2
hereto.


By /s/  Christopher Boege
   ----------------------
   Authorized Signatory

  Address for notices pursuant to Section 8(c):

  1 Chase Manhattan Plaza, 26th Floor
  New York, New York 10081
  Attention:  Legal Department

The foregoing Agreement is hereby agreed to and accepted as of the Closing Date.

WEIDER PUBLICATIONS, LLC


By /s/  John Miley
   ---------------
        Name:
        Title:

SYL COMMUNICATIONS


By /s/  John Miley
   ---------------
        Name:
        Title:

                                   SCHEDULE 1

Third Amended and Restated Limited Liability Company Agreement and Investors Rights Agreement of EMP Group L.L.C., dated as of February 13, 2002, by and among Evercore Capital Partners, L.P., Circulation, LLC, J.P. Morgan Partners
(BHCA), L.P. (formerly Chase Equity Associates, L.P.), Tandem Journalism Investments, L.P., BG Media Investors, L.P., David J. Pecker and the other parties thereto (as such agreement may be amended from time to time including, without limitation, in connection with the Acquisition).

                                   SCHEDULE 2

Initial Purchasers of Securities                       Principal Amount
--------------------------------                       ----------------
J.P. Morgan Securities Inc.                            $97,500,000
Bear, Stearns & Co. Inc.                               $52,500,000
Total                                                  $150,000,000
                                                        ===========

                                                                       ANNEX B-1





                  Form of Opinion of Simpson Thacher & Bartlett

See attached.

                                                                       ANNEX B-2




               Form of Opinion of General Counsel for the Company

See attached.

                                                                       ANNEX B-3




              Form of Opinion of Corporate Counsel for the Company

See attached.

                                                                       ANNEX B-4




        Form of Opinion of General Counsel for Weider Publications, Inc.

See attached.

                                                                         ANNEX C

           Form of Initial Comfort Letter with Respect to the Company

                                                                         ANNEX D

Form of Initial Comfort Letter with Respect to Weider Publications, Inc. and its subsidiaries and Weider Interactive Networks